Exhibit 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Darkiris Inc. (the “Company”) on Form 20-F for the year ended September 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I, Hong Zhifang, Chief Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: January 30, 2026	By:	/s/ Hong Zhifang
	Name:	Hong Zhifang
	Title:	Director, Chief Executive Officer and Chairman of the Board